UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (702) 747-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2025, Jet.AI Inc. (the “Company”) entered into an Equity Distribution Agreement (the “ATM Agreement”) with Maxim Group LLC (the “Agent”) pursuant to which the Agent will act as the Company’s sole sales agent with respect to the offer and sale from time to time of shares of the Company’s common stock, par value $0.0001 per share, having an aggregate gross sales price of up to $10,000,000 (the “Shares”). However, pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell the Shares in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of the Company’s common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of the Company’s outstanding common stock held by non-affiliates remains below $75,000,000.

Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), which includes sales made directly on the Nasdaq Stock Market LLC and such other sales as agreed upon by the Company and the Agent. Any Shares sold will be issued pursuant to a prospectus dated September 9, 2024, and a prospectus supplement dated November 21, 2025, filed with the Securities and Exchange Commission (the “SEC”), in connection with one or more offerings of Shares under the Company’s shelf registration statement on Form S-3 (File No. 333-281578) originally filed with the SEC on August 23, 2024, and declared effective by the SEC on September 9, 2024. The Company has agreed to pay the Agent a commission of 3% of the gross sales price of any Shares sold in the offering.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the ATM Agreement, but is not obligated to sell, and the Agent is not obligated to buy or sell, any Shares under the ATM Agreement. No assurance can be given that the Company will sell any Shares under the ATM Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. The offering of common stock pursuant to the ATM Agreement will terminate upon the earlier of (1) the sale of common stock pursuant to the ATM Agreement having an aggregate sales price of $10,000,000, (2) the termination by the Company or the Agent of the ATM Agreement pursuant to its terms, and (3) November 21, 2026. As of the date of this Current Report on Form 8-K, the Company has sold 10,000 shares of common stock pursuant to the ATM Agreement.

The Company made certain customary representations, warranties, and covenants in the ATM Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Act. The ATM Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the ATM Agreement were made only for purposes of the ATM Agreement, including the allocation of risk between the parties thereto, and as of specific dates, were solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the ATM Agreement.

The foregoing summary of the terms of the ATM Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the ATM Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Dykema Gossett PLLC.

10.1	Equity Distribution Agreement, dated November 21, 2025, between Jet.AI Inc. and Maxim Group LLC.

23.1	Consent of Dykema Gossett PLLC (included in the opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

By:	/s/ George Murnane
George Murnane
Interim Chief Financial Officer

November 28, 2025